Exhibit 23

          Consent of Independent Auditors

          We consent to the reference to our firm under "Item 3. Incorporation of Documents by Reference" in the Registration Statement (Form S-8) of American Italian Pasta Company relating to its Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated October 27, 1997, with respect to the financial statements of American Italian Pasta Company included in its Annual Report (Form 10-K) for the year ended October 3, 1997, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

          Kansas City, Missouri

          June 17, 1998